(BR Logo)                                              News Release

                                              								 P.O. Box 4239
						                                       Houston, TX  77056-2124
						                                               	(713) 624-9364

                                  							CONTACT: JAMES LEAHY


               			        BURLINGTON RESOURCES INC.

              		      NAMES NEW CHIEF EXECUTIVE OFFICER

                     			    AT MERIDIAN OIL INC.


Houston, Texas, October 10, 1994 -

     Burlington Resources Inc. (BR) today announced the promotion of Bobby
S. Shackouls to the position of President and Chief Executive Officer of its oil and gas subsidiary, Meridian Oil Inc., in Houston, Texas. Mr. Shackouls, who had been Executive Vice President and Chief Operating Officer of Meridian, will report to Thomas H. O'Leary, Chairman, President and Chief Executive Officer of BR.

     Mr. Shackouls, 43, replaces George E. Howison. Mr. Howison, who has held several financial positions with BR, supports the transfer of leadership to an executive with significant oil and gas operating experience. Mr. Howison will take early retirement and return to Seattle.

     Mr. Shackouls has held various management positions in the oil and gas industry and prior to joining Meridian was President and Chief Operating Officer of Torch Energy Advisors Inc., the oil and gas affiliate of Torchmark Corporation. He holds a BS degree in Chemical Engineering from Mississippi State University.